SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 25, 2001
                                                           -------------



                              SJNB Financial Corp.
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             (Exact name of registrant as specified in its charter)



              California               0-11771       77-0058227
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         (State or other jurisdiction (Commission  (I.R.S. Employer
         of incorporation)            File Number) Identification Number)


                    One North Market Street
                    San Jose, California               95113
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (408) 947-7562
                                                          -----------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events.
          ------------

On June 25, 2001, SJNB Financial Corp. ("Company") and Greater Bay Bancorp ("GBB") issued a joint press release announcing the signing of an Agreement and Plan of Reorganization (the "Agreement") providing for the merger of the Company with and into GBB (the "Merger") in a tax-free reorganization intended to be accounted for as a pooling of interests. The Agreement includes, among its terms, the grant of a stock option to GBB to acquire up to 19.9% of the outstanding stock of the Company upon the occurrence of certain events pursuant to a Stock Option Agreement dated as of June 25, 2001. Consummation of the Merger is subject to certain conditions, including the receipt of all required regulatory approvals and the approval of the shareholders of the Company and GBB. Following consummation of the Merger, San Jose National Bank, a wholly owned subsidiary of the Company, will become a wholly owned subsidiary of GBB.

The foregoing is qualified by reference to the Agreement and Plan of Reorganization attached as Exhibit 2.1, the Stock Option Agreement attached as
Exhibit 2.2 and the joint press release attached as Exhibit 99.1, which are incorporated herein.

Item 7:   Financial Statements and Exhibits.
          ---------------------------------

     (c) Exhibits. The following is furnished in accordance with the provisions of Item 601 of Regulation S-K.

          Exhibit 2.1: Agreement and Plan of Reorganization dated as of June 25, 2001, between the Registrant and Greater Bay Bancorp.

          Exhibit 2.2: Stock Option Agreement dated as of June 25, 2001, between the Registrant and Greater Bay Bancorp.

          Exhibit 99.1:       Press Release dated June 25, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 25, 2001
                                     SJNB FINANCIAL CORP.
                                     --------------------
                                     (Registrant)


                                     By      /s/ James R. Kenny
                                        ----------------------------------------
                                             James R. Kenny
                                             President and
                                             Chief Executive Officer

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